EXHIBIT 10.3

EXECUTIVE SEVERANCE SECURITY AGREEMENT

This Agreement, dated as of April 30, 2009, is between Altus Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Thomas J. Phair, Jr., in his capacity as an officer of the Company, as Collateral Agent (the “Collateral Agent”) for the employees covered by the Altus Pharmaceuticals Inc. Executive Severance Policy effective April 30, 2009 through June 30, 2010 (the “Executive Severance Policy”). The parties agree as follows:

1. Security.

1.1. Grant of Collateral. As security for the payment and performance of the Company’s obligations under the Executive Severance Policy (but only to the extent that amounts payable under the Executive Severance Policy are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), this Agreement and the Control Agreement (as defined below) (the “Secured Obligations”), the Company hereby creates a security interest in favor of the Collateral Agent for the benefit of the Employees (as defined below) and the holders from time to time of the Secured Obligations in all of the Company’s right, title and interest in and to (but none of its obligations or liabilities with respect to) that certain deposit account described on Schedule 1 hereto (the “Collateral”). For purposes of this agreement, “Employees” shall mean, as of any date, all employees and former employees of the Company who are eligible as of such date to receive a severance payment under the Executive Severance Policy, subject to the terms and conditions set forth therein, and shall, for the avoidance of doubt, exclude any such employees or former employees who have forfeited or who have received the severance payment provided for under the Executive Severance Policy.

1.2. Covenant with Respect to Security. The Company shall cause the financial institution listed on Schedule 1 to enter into an account control agreement with the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent (the “Control Agreement”).

1.3. No Liens or Dispositions. All Collateral shall be free and clear of any liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for nonconsensual liens imposed by law and liens and restrictions on transfer approved by the Collateral Agent in writing.

2. Right to Realize upon Collateral. Except to the extent prohibited by applicable law that cannot be waived, this Section shall govern the Collateral Agent’s rights to realize upon the Collateral if the Collateral Agent has delivered a Notice of Exclusive Control (as defined in the Control Agreement). Such Notice of Exclusive Control shall be delivered by the Collateral Agent upon the Company’s failure to make any payment when due under the Executive Severance Policy, if such failure is not remedied within 30 days. The provisions of this Section are in addition to any rights and remedies available at law or in equity.

2.1. Assembly of Collateral; Receiver. The Company shall, upon the Collateral Agent’s request, assemble the Collateral and otherwise make it available to the Collateral Agent. The Collateral Agent may have a receiver appointed for all or any portion of the Company’s assets or business which constitutes the Collateral in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral.

2.2. Waiver. To the extent it may lawfully do so, the Company waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the disposition of any Collateral made under the judgment, order or decree of any court, or privately under the authority conferred by this Agreement, or otherwise.

2.3. Application of Proceeds. All funds collected from the Company and any cash contained in the Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

(a) First, to the payment of the reasonable expenses of the Collateral Agent and the reasonable fees and expenses of its counsel, under this Agreement and the Control Agreement;

(b) Second, any surplus then remaining to the payment of the Secured Obligations in such order and manner as the Collateral Agent may in its reasonable discretion determine; and

(c) Third, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing lien for which the Agent has received a proper demand for proceeds prior to making such payment to the Company.

3. Custody of Collateral. Except as provided by applicable law that cannot be waived, the Collateral Agent will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession.

4. Reimbursement of Expenses. The Company shall promptly pay on demand all reasonable expenses of the Collateral Agent (including reasonable attorney fees and expenses) in connection with the preparation of this Agreement, operations hereunder and enforcement and collection hereof, whether before or after bankruptcy or similar proceedings (and whether or not allowed as a claim therein).

5. Termination. Upon the earlier of (x) the Expiration Date (as defined in the Executive Severance Policy) and (y) the first date following the date hereof upon which the fair market value of one share of the Company’s common stock equals $5.00, this Agreement shall terminate and the Collateral Agent shall promptly execute appropriate documents to evidence such termination and return all Collateral in its possession to the Company. For purposes of the preceding sentence, “fair market value” shall mean (i) the average of the closing sales prices for the shares of Common Stock on the NASDAQ Global Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Collateral Agent if Bloomberg Financial Markets is not then reporting sales prices of such security) for the ten (10) consecutive trading days immediately preceding such date or (ii) if fair market value cannot be calculated as of such date on the foregoing basis, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment. Notwithstanding any other provision of this Agreement, the security interest created by this Agreement shall immediately terminate with respect to any amounts deemed necessary by the Company to satisfy its tax withholding obligations with respect to the Secured Obligations, any such amounts shall be released from the Collateral and delivered to the Company promptly upon the Company’s request therefor, and the Collateral Agent shall take any actions necessary to effect such release and delivery. The Collateral Agent shall provide notice to the Company reasonably in advance of making payment with respect to any Secured Obligation so that appropriate arrangements may be made for tax withholding requirements to be satisfied with respect to such payment, to the extent such requirements have not previously been satisfied.

6. Section 409A. For the avoidance of doubt, to the extent that any severance payment under the Executive Severance Policy (or portion thereof) is not exempt from Section 409A of the Code, such severance payment (or portion) shall not constitute a Secured Obligation under this Agreement.

7. General. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns and shall not give rights to any third parties, including but not limited to the Employees; provided, however, that the Company may not assign its rights or obligations hereunder without the prior written consent of the Collateral Agent. Notices shall be furnished in writing to each party at its addresses appearing below or as it may otherwise direct in writing actually received by the other party. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Agreement and all actions in connection herewith shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts, except as may be required by the Uniform Commercial Code of other jurisdictions with respect to matters involving the perfection of the Collateral Agent’s lien on the Collateral located in such other jurisdictions. This Agreement is not intended to form and shall not be construed as forming any part of an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

[The remainder of this page is left intentionally blank.]Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

ALTUS PHARMACEUTICALS INC.

/s/ Georges Gemayel

Name: Georges Gemayel, Ph.D.
Title: President and Chief Executive Officer

333 Wyman Street
Waltham, MA 02451

COLLATERAL AGENT

/s/ Thomas J. Phair, Jr.

Name: Thomas J. Phair, Jr.
Title: Vice President, Finance and Treasurer

333 Wyman Street
Waltham, MA 02451

Schedule 1

Deposit Account

Account #	Owner	Bank
[Account Number]	Altus Pharmaceuticals Inc.	The Bank of New York